EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of PerkinElmer, Inc. (the “Company”) for the period ended July 4, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert F. Friel, Chairman of the Board and Chief Executive Officer of the Company, and Frank A. Wilson, Senior Vice President, Chief Financial Officer, and Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2010	/S/ ROBERT F. FRIEL
Robert F. Friel
Chairman of the Board and Chief Executive Officer

Dated: August 10, 2010	/S/ FRANK A. WILSON
Frank A. Wilson
Senior Vice President, Chief Financial Officer and Chief Accounting Officer